Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES ADDITIONAL FINANCING ARRANGEMENT

Huntington, WV   April 1, 2016 -  Energy Services of America (the “Company”)(OTC: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today that the Company entered into a $15.0 million revolving line of credit financing arrangement with United Bank, Inc. and Summit Community Bank (West Virginia) on March 30, 2016. This one year agreement, effective February 27, 2016, renews the $10.0 million revolving line of credit financing arrangement dated February 27, 2015.

Douglas V. Reynolds, President, discussed the financing agreement.  "We are very excited to announce the renewal of our line of credit agreement with United Bank and Summit Bank. The $15.0 million agreement is a $5.0 million increase from the previous agreement and will provide sufficient operating capital for our construction projects over the next year. As of March 31, 2016, our anticipated backlog is $96.0 million, which includes a $34.0 million natural gas transmission pipeline project, $20.0 million in petroleum pipeline and commissioning work, and $10.0 million of HVAC and mechanical work in downtown Charleston, West Virginia”.

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Douglas V. Reynolds 304-522-3868